16.1        Letter dated June  23, 2000 from Ernst & Young LLP stating whether it agrees with the statements set forth in this Report on Form 8-K.

                                EXHIBIT 16.1

June 23, 2000

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 21, 2000, of ORBITTRAVEL.COM, Inc. and are in agreement with the statements contained in paragraphs (a), (b), (c),
(d) and (e) on page 2 therein.







/S/ Ernst & Young